UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

OXYGEN BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

2-31909
(Commission File No.)

Delaware	26-2593535
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3189 Airway Avenue, Building C, Costa Mesa, CA 92626
(Address of principal executive offices)

(714) 427-6363
(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 30, 2008, Oxygen Biotherapeutics, Inc., is filing with then Securities and Exchange Commission an extension on Form 12B-25 for filing its annual report on Form 10-K for the fiscal year ended April 30, 2008. In the Form 12B-25, we make the following disclosure regarding our results of operations for fiscal year 2008:

Oxygen Biotherapeutics expects its net loss will increase from $3.33 million for the year ended April 30, 2007, to approximately $6.72 million for the year ended April 30, 2008. The increase in net loss is attributable primarily to an increase of approximately $190,000 in research development expenses, $970,000 in general and administrative expenses, and $1,930,000 of interest expense. In addition, we will recognize a loss from extinguishment of debt of approximately $250,000 in fiscal year 2008, which did not occur in fiscal year 2007. The foregoing figures are unaudited and represent our estimate of the net loss and expenses for fiscal year 2008 and, as such, are subject to year-end audit adjustments and corrections.

Item 3.02	Unregistered Sales of Equity Securities

In our quarterly report on From 10-Q for the period ended January 31, 2008, Oxygen Biotherapeutics reported under Part II, Item 2 – Unregistered Sales of Equity Securities and Use of Proceeds, the offering of five-year convertible notes. In March 2008, the Oxygen Biotherapeutics closed the offering of five-year convertible notes with a total face amount of $14,077,778, discounted at 55%, with total proceeds of $6,335,000. The notes are convertible at any time prior to maturity into a total of 56,995,051 shares of common stock. In addition, Oxygen Biotherapeutics issued five-year warrants to purchase 28,497,501 shares of common stock at $0.247 per share to investors. Oxygen Biotherapeutics incurred total costs of $5,510,562 for capital raising services on these transactions. The costs of the capital raising services include a $369,215 cash fee, plus $768,337 for the fair value of 2,088,272 restricted shares of common stock, plus $4,373,010 for the fair value of warrants to purchase 7,500,000 common shares at a price of $0.275 per share and warrants to purchase 14,353,086 common shares at a price of $0.247 per share. Oxygen Biotherapeutics issued the compensatory shares and warrants as follows:

●	Horizon Financial Capital Group, Ltd. 1,566,204 common shares and warrants to purchase 9,264,814 common shares at an exercise price of $0.247 per share that expire February 1, 2010 with respect to 3,000,000 shares and March 26, 2013 with respect to the remaining 6,264,814 shares;

●	OPM Invest Ltd., 522,068 common shares and warrants to purchase 5,088,272 common shares at an exercise price of $0.247 per share that expire February 1, 2010 with respect to 3,000,000 shares and March 26, 2013 with respect to the remaining 2,088,272 shares;

●	Maylands Investment Corp. warrants to purchase 2,500,000 common shares at an exercise price of $0.275 per share that expire February 1, 2010;

●	PS Capital warrants to purchase 2,500,000 common shares at an exercise price of $0.275 per share that expire February 1, 2010; and,

●	Ivan Bergamin warrants to purchase 2,500,000 common shares at an exercise price of $0.275 per share that expire February 1, 2010.

On June 9, 2008, PS Capital exercised its warrant to purchase 2,500,000 common shares of Oxygen Biotherapeutics, Inc., at an exercise price of $0.275 per share or a total of $687,500. On June 3, 2008, Ivan Bergamin exercised his warrant to purchase 2,500,000 common shares of Oxygen Biotherapeutics, Inc., at an exercise price of $0.275 per share or a total of $687,500. On May 31, 2008, Maylands Investment Corp. exercised its warrant to purchase 2,500,000 common shares of Oxygen Biotherapeutics, Inc., at an exercise price of $0.275 per share or a total of $687,500.

In April 2008, Harlin Mitauer exercised a warrant to purchase 15,000 common shares at an exercise price of $0.245 per share or a total of $3,675, Roy Burt exercised a warrant to purchase 20,000 common shares at an exercise price of $0.245 per share or a total of $4,900, Jack Haney exercised a warrant to purchase 20,000 common shares at an exercise price of $0.245 per share or a total of $4,900. On April 29, 2008, Til Gontersweiler exercised a warrant to purchase 567,124 common shares at an exercise price of $0.245 per share or a total of $138,945. On March 18, 2008, Aventis Invest Ltd. exercised a warrant to purchase 249,286 common shares at an exercise price of $0.245 per share or a total of $61,075. On March 7, 2008, Doug Kornbrust exercised options to purchase 50,000 common shares at an exercise price of $0.015 per share, or a total of $750.

The foregoing securities were issued in reliance on the exemptions or exclusions from registration set forth in Section 4(2) of the Securities Act of 1933 and Regulation S adopted thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chris J. Stern, our current Chief Executive Officer, was appointed Chief Financial Officer effective July 24, 2008, which we expect will be an interim position until we are able to hire a Chief Financial Officer on a more permanent basis.

In November 2007, Chris J. Stern joined Oxygen Biotherapeutics as Chairman of the Board. He became Chief Executive Officer in March 2008, and interim Chief Financial Officer in July 2008. For the past twelve years Mr. Stern has been the principal of the Institute for Efficient Management, which he founded in 1996 to provide consulting services to business on strategic planning and global marketing. Since May 2001 Mr. Stern has served as a non-executive director on the Board of Directors of Klocke of America (contract packaging) in Ft. Myers, FL. From April 2000 to March 2007 he also served as a Director of Boehme Filatex, Inc. in Reidsville, NC (specialty chemicals). In January 1996 Mr. Stern became a faculty member and associate partner of the St. Gallen Business School, and St. Gallen Management Institute, two Swiss institutions for which he still selectively teaches executive seminars. From 1997 to 1999 he simultaneously took over the position of CEO of a billion dollar urban and private development company in Germany for restructuring. Mr. Stern developed his strategic management and planning skills during tenure at the consulting practice of Diebold from January 1990 until December 1995. Mr. Stern’s first engagements were in the textile industry where he was President and CEO of Textile Dynamics Corporation from 1985 to 1990, and had various positions in a small conglomerate from 1977 until 1984. Mr. Stern is a United States citizen born in Switzerland and therefore American and Swiss dual national. He holds an MBA from the Graduate School of Business Administration in Zurich, which is affiliated with the State University of New York at Albany, and a doctorate in business administration from Trinity University.

Effective March 25, 2008, Mr. Stern was appointed to the office of Chief Executive Officer and continued in his position as Chairman. At the time Mr. Stern was elected to the Board in November 2007 and appointed Chairman, we agreed to pay to Mr. Stern’s consulting firm a monthly fee of $15,000 for consulting services Mr. Stern provides to us. Furthermore, we agreed (i) to issue to Mr. Stern, as of the date of his election to the Board, options to purchase 1,000,000 common shares at an exercise price of $0.245 per share that expire three years from the date of grant, and (ii) if, in the two years following the date of the agreement Oxygen Biotherapeutics enters into a license agreement or is sold, to issue to Mr. Stern at the closing of the transaction options to purchase an additional 4,000,000 common shares at an exercise price of $0.245 per share that expire three years from the date of grant. As a result of Mr. Stern’s appointment as Chief Executive Officer, the Board has agreed to pay Mr. Stern’s consulting company an additional $5,000 per month by way of consulting fees and also to pay the consulting company $2,500 per month for additional secretarial and administration expenses. Furthermore, the Board has also agreed (i) to issue to Mr. Stern an aggregate of 14,000 shares of the Company’s common stock on the 1st of every month, commencing with April 1, 2008, for so long as Mr. Stern serves on the Board, and (ii) to issue and pay to Mr. Stern, upon his termination as a board member for whatever reason, with or without cause, as compensation for having served on the Board’s executive committee, an aggregate of 100,000 shares of the Company’s common stock and the sum of $200,000, payable upon such termination.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXYGEN BIOTHERAPEUTICS, INC.

Date: July 29, 2008	By:	/s/ Chris J. Stern
Chris J. Stern, Chief Executive Officer